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                                                                   EXHBITI 10.11

                      FORBEARANCE AND STANDSTILL AGREEMENT


     THIS FORBEARANCE AND STANDSTILL AGREEMENT (this "Agreement") is made and entered into as of the 15th day of November, 2000 by the Banks party to the Credit Agreement identified below and FLEET NATIONAL BANK, f/k/a BankBoston, N.A., as Agent for the Banks (the "Agent"), and ANACOMP, INC., a corporation organized under the laws of Indiana (the "Borrower").

                              STATEMENT OF PURPOSE

     Pursuant to the Revolving Credit Agreement dated as of June 15, 1998 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement") by and among the Borrower, the Banks party thereto (the "Banks") and the Agent, the Banks agreed to make certain Extensions of Credit (as defined below) to the Borrower.

     Pursuant to the Provisional Waiver and Standstill Agreement dated as of September 13, 2000 (as amended, restated, supplemented or otherwise modified, the "Waiver Agreement"), the Borrower, the Agent and the Banks agreed to waive the Acknowledged Defaults, as set forth on Schedule 1 attached thereto, provisionally until October 26, 2000 and to defer the exercise of remedies during such period, subject to the express terms and provisions of the Waiver Agreement.

     The Agent and the Banks are no longer willing to waive provisionally the Acknowledged Defaults (or any other Defaults or Events of Default under the Credit Agreement) but are willing to forbear from exercising certain rights and remedies under the Loan Documents provisionally through the Forbearance Maturity Date (as defined below) solely in respect of the Defaults or Events of Default, set forth on Schedule A attached hereto (the "Forbearance Defaults"), subject to the express terms and conditions of this Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Credit Agreement. This Agreement shall be deemed to be one of the Loan Documents under and pursuant to the Credit Agreement.

                                    AGREEMENT

     NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. ACKNOWLEDGMENTS BY BORROWER. To induce the Banks and the Agent to execute this Agreement, the Borrower, on behalf of itself and each of its Subsidiaries, pursuant to the Credit Agreement (the Subsidiaries and Borrower are collectively the "Credit Parties"), hereby respectively acknowledge, stipulate and agree as follows:

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     (a)  The Forbearance Defaults constitute Defaults and Events of Default that have occurred, remain uncured and are continuing as of the time of this Agreement; and because such Events of Default remain uncured, neither the Agent nor any Bank has any obligation to make any further Extensions of Credit under the Credit Agreement.

     (b) As of the time of this Agreement nothing has occurred that constitutes or otherwise can be construed or interpreted as a waiver of, or otherwise to limit in any respect any rights or remedies the Banks or the Agent, or any of them, have or may have arising as the result of Events of Default that have occurred or may occur under the Credit Agreement, the remaining Loan Documents or applicable law.

     (c) The Revolving Credit Loans outstanding as of the date hereof (assuming the prepayment referenced in paragraph 5(e) below has been made) are in an amount equal to $56,575,000.00 (the "Existing Loans") and the L/C Obligations outstanding as of the date hereof are in an amount equal to $5,300,458.00 (the "Existing L/C Obligations", and together with the Existing Loans, the "Existing Extensions of Credit") and no Credit Party has any defense or right of offset with respect to such amounts.

     (d) All obligations of the Credit Parties and extensions of financial accommodations by the Agent and the Banks under this Agreement of any nature whatsoever, whether now existing or hereafter arising, are "Obligations" as defined in the Credit Agreement.

     (e) Except as expressly modified by this Agreement, all terms and provisions of the Credit Agreement and the other Loan Documents, including, without limitation, the provisions of Sections 13.1, 13.2, 13.3 and 26 of the Credit Agreement, are valid and enforceable and remain in full force and effect according to their respective terms.

     (f) Neither Agent nor any Bank has at any time directed or participated in any aspect of the management of any Credit Party or the conduct of the business of any Credit Party, and the Credit Parties have made all of their respective business decisions independently of the Agent or any Bank. Notwithstanding any other provision of this Agreement or any other contract or instrument between the Credit Parties, the Banks or any of them: (i) the relationship between each of the Agent or any Bank and each of the Credit Parties shall be limited to the relationship of a lender to a borrower in a commercial loan transaction; (ii) neither the Agent nor any Bank is or shall be construed as a partner, joint venturerer, alter-ego, manager, controlling person or other business associate or participant of any kind of any Credit Party (or any other Person), and neither the Agent nor any Bank intends to assume any such status at any time; and (iii) neither the Agent not any Bank shall be deemed responsible for (or a participant in) any acts, omissions or decisions of any Credit Party, any other Bank or, in the case of the Banks, the Agent.

     (g) Each Credit Party hereby admits, acknowledges and agrees that the Banks' entry into, and covenants to perform in accordance with, this Agreement and the Banks' consummation of the transactions contemplated hereby and thereby, including, without limitation, the commitment to make the Forbearance Loan and the issuance of the Landlord Letter of Credit (as each term is defined below), constitute "new value" and "reasonably equivalent value," as those

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terms are used in Sections 547 and 548 of Title 11 of the United States Code
(the "Bankruptcy Code"), received by the Credit Parties as of the closing of this Agreement in contemporaneous exchange for the Credit Parties' entry into, and covenants to perform in accordance with, this Agreement and documents executed in connection with this Agreement, and the Credit Parties' consummation of the transactions contemplated hereby and thereby.

     (h) Each Credit Party acknowledges and agrees that all time-related defenses, such as statutes of limitations, doctrines of estoppel, doctrines of laches or any other rules of law or equity of similar nature, are hereby tolled with respect to all rights, claims and causes of action of any kind whatsoever that any Agent or Bank may have against any Credit Party under the Loan Documents as of the time of the closing of this Agreement through and including the date which is thirty (30) days after the Forbearance Maturity Date.

     (i) Except for Permitted Liens entitled to priority under applicable law, the Agent for itself and the ratable benefit of the Banks, has a first priority perfected security interest in, and lien upon, all of the property that is pledged as collateral in the Security Documents. In connection therewith, each Credit Party acknowledges and agrees that the Collateral, as defined in, and granted pursuant to, the Security Agreement, includes 100% of the shares of capital stock and proceeds thereof of each Domestic Subsidiary and 65% of the shares of capital stock and proceeds thereof of each Foreign Subsidiary directly owned by the Borrower to the maximum extent that any or all of such property is capable of being pledged as security as a matter of applicable U.S. law.

     2. FORBEARANCE AND RESERVATION OF RIGHTS. In connection with the Forbearance Defaults, the Borrower has requested that the Agent and the Banks forbear temporarily in the exercise of their respective rights and remedies under the Credit Agreement and other Loan Documents in respect of the Events of Default that have occurred solely as a result of the occurrence of the Forbearance Defaults until that date (as so extended and as may be further extended from time to time by the Agent and Majority Banks in their sole and absolute discretion, the "Forbearance Maturity Date") which is the earliest to occur of: (a) February 28, 2001; (b) the occurrence of any Event of Default other than the Forbearance Defaults; (c) any Event of Default (as such term is defined in the Subordinated Note Indentures (as defined below)) that shall have occurred under the Indenture dated as of March 24, 1997, as amended or supplemented from time to time, or the Indenture dated as of June 18, 1998, as amended or supplemented from time to time, each, by and among the Borrower, the subsidiaries acting as Guarantors thereto, and The Bank of New York, as Trustee (collectively, the "Subordinated Note Indentures"); provided, however, that the Event of Defaults as defined in the Subordinated Note Indentures solely in respect of the Borrower's failure to make the interest payments due on October 1, 2000 pursuant to Sections 2.1 and 2.4 of the Subordinated Note Indentures (collectively, the "October Noteholder Payment Defaults") shall not trigger the Forbearance Maturity Date unless any holder of the notes that are subject of the Subordinated Note Indentures, or such Person's representative, exercises any right or remedy in respect of the October Noteholder Payment Defaults; (d) any material provision of the docHarbor Pledge Agreement and/or the docHarbor Security Agreement (each, as defined below) shall for any reason cease to be valid and binding on the Borrower or any Credit Party or any holder of the notes that are the subject of the Subordinated Note Indentures, or such Person's representatives,

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shall so state in writing; (e) failure to comply with any part of paragraph 4(b)
below; (f) failure to remit the proceeds from asset sales as set forth in paragraph 3(c) below; or (g) the breach of any of the further conditions or agreements provided in this Agreement, it being agreed that the breach of any such further condition or agreement shall at the option of Majority Banks by notice in writing from the Agent (unless the Agent is prohibited by applicable law from providing such notice) to the Borrower constitute a Default and Event of Default under the Credit Agreement.

     3. TOTAL COMMITMENT; LETTERS OF CREDIT. Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary and in addition to the terms and provisions thereof and without affecting in any respect the acknowledgments of Section 1 and other acknowledgments and agreements of the Credit Parties under this Agreement:

     (a) Subject to paragraph 5(e) below, the Banks hereby agree from and after the date hereof and up to the Forbearance Maturity Date to make available an additional Revolving Credit Loan to the Borrower in an amount not to exceed $1,400,000.00 (the "Forbearance Loan") which shall be used solely for general corporate purposes in accordance with the Cash Flow Projection (as defined below) (but not for acquisitions or any other purpose). Such Forbearance Loan shall be deemed to be a Revolving Credit Loan for all purposes of the Credit Agreement notwithstanding the existence of the Forbearance Defaults. On January 31, 2001, the amount available under the Forbearance Loan shall be reduced to $1,000,000.00, and any amount outstanding under the Forbearance Loan in excess of $1,000,000.00 shall be due and paid in full. Other than the Forbearance Loan described herein, the Agent and the Banks shall not be obligated to make any other Revolving Credit Loans under the Credit Agreement. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, and without limiting the other rights and remedies of the Agent and Banks, the Forbearance Loan shall be terminated and due and payable in full if any of the events or circumstances set forth in Section 13.1(g) of the Credit Agreement have occurred and are continuing notwithstanding any grace period set forth therein.

     (b) The Total Commitment shall hereby be reduced permanently to $64,200,000.00 and hereafter further reduced permanently by each of the following: (i) $400,000.00 as set forth in paragraph 3(a) above on the earlier to occur of (A) the Forbearance Maturity Date or (B) January 31, 2001; (ii) any prepayments as provided in paragraph 3(c) below; (iii) the amount of any outstanding Letter of Credit (including, for the avoidance of doubt, the Landlord Letter of Credit) which is canceled or not renewed pursuant to paragraph 3(d) below; and (iv) an additional $400,000.00 due and payable on or prior to December 15, 2000 as set forth in paragraph 3(d) below.

     (c) The Existing Extensions of Credit shall be prepaid by an amount equal to 100% of the gross cash proceeds, net of all reasonable costs and expenses of sale (including, without limitation, reasonable commissions, professional fees and finder's fees) and taxes paid or payable as a result thereof by the Borrower and its Subsidiaries, from the sale, transfer or other disposition of assets by the Borrower or any of its Subsidiaries after the date hereof (including its equity ownership in any Person); provided, that, in respect of any proceeds relating to the sale, transfer or shutdown of any Foreign Subsidiary, such proceeds will be net of all costs and

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expenses relating to the satisfaction of the outstanding liabilities of all
Foreign Subsidiaries which are sold, transferred or shutdown; provided, further, that the proceeds from the sale or disposition of assets by the Borrower in the ordinary course of business consistent with past practices shall be excluded from the requirements set forth in this paragraph 3(c); and provided, further, that this paragraph 3(c) shall not be deemed to permit the sale or disposition of assets not otherwise permitted under the Credit Agreement. Notwithstanding anything to the contrary in any other Loan Document, the prepayments set forth herein shall be applied to the repayment of the Existing Extensions of Credit in the manner and in the order set forth in Section 3.2 of the Credit Agreement.

     (d) The Banks hereby agree from and after the date hereof up to the Forbearance Maturity Date to issue a new Letter of Credit in accordance with the terms of the Credit Agreement for the benefit of CalWest Industrial Properties, LLC in an amount not to exceed $925,000.00 (the "Landlord Letter of Credit"); PROVIDED, that the Landlord Letter of Credit shall be canceled within five (5) business days following the consummation of any sale, disposition or transfer of the Technical Services business unit of the Borrower to a third party. In addition, on or prior to December 15, 2000, the Existing L/C Obligations shall be reduced by no less than $400,000.00. No further Letters of Credit will be issued under the Loan Documents through the Forbearance Maturity Date; PROVIDED, HOWEVER, any Letter of Credit outstanding as of the date hereof, which expires pursuant to its own terms prior to the Forbearance Maturity Date, shall, at the Borrower's request, be renewed pursuant to the terms of the Credit Agreement as amended by this Agreement in the same amount, for the same purpose and for the same beneficiary as the existing Letter of Credit.

     (e) The Existing Loans and the Forbearance Loan each shall bear interest at a rate equal to the Base Rate PLUS 1.75% ("Forbearance Base Rate") plus 1.0% per annum (which 1.0% shall, for the purposes hereof, be defined as "Deferred Interest"). Interest accruing at the Forbearance Base Rate shall be due and payable in arrears (i) for the month of November, on December 1, 2000 and (ii) thereafter on the first business day of each calendar month. Deferred Interest shall accrue and be payable on the Forbearance Maturity Date or such later date as determined by the Agent and Majority Banks in their sole and absolute discretion; provided, however, that the Deferred Interest shall be forgiven if, and only if, the Borrower makes a permanent reduction of the Existing Extensions of Credit by no less than $20,000,000.00 no later than the Forbearance Maturity Date. From and after the Forbearance Maturity Date and at the option of Majority Banks by notice from the Agent (unless the Agent is prohibited by applicable law from providing such notice) in writing to the Borrower, any Obligations shall bear interest at a rate equal to 2% in excess of the rates set forth in the Credit Agreement, as amended by this Agreement.

     (f) Until further notice from the Agent and Majority Banks, elections of or conversions to Eurocurrency Rate Loans is suspended.

     (g)  The Revolving Credit Loan Maturity Date shall be June 15, 2002.

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     4.   FURTHER AGREEMENTS. Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary and in addition to the terms and provisions set forth therein:

     (a) The Borrower may transfer the assets of the docHarbor business unit of the Borrower to a wholly-owned subsidiary of the Borrower (the "docHarbor Subsidiary"), subject to the following conditions precedent: (i) the Borrower shall provide the Agent and the Banks with a pro forma consolidating balance sheet (the "Balance Sheet") which shall be in form and substance satisfactory to the Agent and the Banks; (ii) the Borrower shall also provide the Agent and the Banks with a projected Income Statement and Statement of Cash Flows which shall be in form and substance satisfactory to the Agent and Majority Banks; and (iii) the Agent, for the ratable benefit of itself and the Banks, shall have a valid, duly perfected first-priority security interest in (A) all of the outstanding and issued capital stock of the docHarbor Subsidiary owned by the Borrower and
(B) all of the property of the docHarbor Subsidiary, and in connection therewith, (I) the Borrower shall have duly executed a stock pledge agreement (the "docHarbor Pledge Agreement") in form and substance satisfactory to the Agent, (II) the docHarbor Subsidiary shall have duly executed a security agreement and all other documents and instruments requested by Agent to perfect the liens and security interests granted in such security agreement (collectively, the "docHarbor Security Agreement") with respect to all of the property of the docHarbor Subsidiary in form and substance satisfactory to the Agent, and (III) the Borrower shall have provided a favorable opinion of counsel to the Credit Parties addressed to the Agent and Banks with respect to the existence of a valid and perfected security interest in the property of the docHarbor Subsidiary pledged to the Agent and the Banks pursuant to the docHarbor Pledge Agreement and the docHarbor Security Agreement, and such other matters as the Agent shall reasonably request, in form and substance satisfactory to the Agent; provided, however, that the Agent and the Banks will release their security interests in the property of the docHarbor Subsidiary pledged as collateral pursuant to the docHarbor Security Agreement (but not the property pledged as collateral pursuant to the docHarbor Pledge Agreement) upon the consummation of a recapitalization, sale or other disposition of the docHarbor Subsidiary in form and substance reasonably satisfactory to the Agent and Majority Banks. The docHarbor Subsidiary shall be a Subsidiary as defined in the Credit Agreement. The Borrower shall not transfer, or permit any other Credit Party to transfer, any assets of the Credit Parties into the docHarbor Subsidiary that are not reflected on the Balance Sheet. Except to the extent set forth in this paragraph 4(a) and the other terms and conditions of this Agreement, the Agent and Majority Banks waive the Borrower's compliance with
Section 8.14 of the Credit Agreement solely in respect of the docHarbor Subsidiary.

     (b) The Borrower shall not, and shall not permit itself or any of its Subsidiaries to, at any time directly or indirectly provide funds to the docHarbor Subsidiary in excess of the amount for the applicable period of time set forth in the budget (the "docHarbor Budget") attached hereto as Schedule B. If the Borrower has not entered into an agreement in principle in writing providing for a recapitalization, sale or other disposition of the docHarbor Subsidiary (which for the purposes of this paragraph 4(b) shall include the docHarbor business unit of the Borrower if the proposed transfer of assets set forth in paragraph 4(a) above has not occurred) in form and substance reasonably satisfactory to the Agent and Majority Banks by December 15, 2000, then the Borrower shall deliver to the Agent and Banks by such date a new budget of the Borrower for the purpose of

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reintegrating into the Borrower only those parts of the docHarbor Subsidiary which are integral to the Document Solutions business unit of the Borrower (the "Reintegration Budget"), which Reintegration Budget shall then be negotiated between the Borrower and the Agent until the Reintegration Budget is in form and substance reasonably satisfactory to the Agent and Majority Banks. Thereafter, the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, provide funds to the docHarbor Subsidiary in excess of the amount for the applicable time period set forth in the Reintegration Budget.

     (c) The Borrower shall not, and shall not permit itself or any of its Domestic Subsidiaries to, directly or indirectly provide any funds to any Foreign Subsidiary.

     (d) The parties hereto hereby agree that the terms and provisions set forth in Section 19.1.1 of the Credit Agreement shall remain in full force and effect; PROVIDED, that the Borrower shall have no right to consent to any such assignment by a Bank as set forth in clause (a) thereof.

     (e) In addition to the reports required in other Loan Documents, the Borrower shall provide the following reports to the Agent and the Banks:

          (i) subject to paragraph 5(a)(iii) below, commencing on November 29, 2000 and thereafter no later than Wednesday of each subsequent 2-week period, (A) a subsequent Cash Flow Projection in form and substance satisfactory to the Agent and Majority Banks for the Borrower and its Domestic Subsidiaries prepared on a rolling basis for the next succeeding 13-week period ("Cash Flow Projection"), and (B) a report in form and substance satisfactory to the Agent and Majority Banks comparing actual cash flow for the two week period most recently ended to the projected cash flow for such 2-week period set forth in the preceding Cash Flow Projection;

          (ii) commencing on December 15, 2000 for the month of November and thereafter no later than the fifteenth (15th) calendar day of each subsequent month, a report in form and substance satisfactory to the Agent and Majority Banks demonstrating the Borrower's and its Subsidiaries' compliance with paragraph 4(b) above; and

          (iii)a business plan for the Borrower and its Subsidiaries by no later than February 14, 2001.

     (f) On December 29, 2000, the Borrower and its Domestic Subsidiaries shall have an ending cash balance of no less than eighty percent (80%) of the projected ending cash balance of the Borrower and its Domestic Subsidiaries for such date as set forth in the Initial Cash Flow Projection (as defined below) attached hereto as Exhibit I.

     (g) The Credit Parties agree to provide the Agent and the Banks with reasonable access to any financial consultant or investment banker retained by the Credit Parties (each a "Company Consultant" and collectively the "Company Consultants"). The Credit Parties further agree and

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acknowledge that the Agent and the Banks shall retain all other information and access rights under the Loan Documents and this Agreement which shall include, without limitation, the right of the Agent and the Banks to retain the Bank Financial Consultant (as defined below).

     (h) On or prior to November 30, 2000, the Borrower and each Foreign Subsidiary listed on Schedule C hereto shall have (i) executed a stock pledge agreement in respect of 65% of the shares of the capital stock of each such Foreign Subsidiary (each, a "Foreign Subsidiary Pledge Agreement") for the benefit of the Agent and Banks in form and substance satisfactory to the Agent and (ii) provided a favorable opinion of counsel to the Borrower and applicable Foreign Subsidiaries addressed to the Agent and Banks with respect to the validity of each Foreign Subsidiary Pledge Agreement and such other matters as the Agent shall reasonably request in form and substance satisfactory to the Agent.

     (i) On the first Business Day of each calendar month commencing December 1, 2000 or such additional date as reasonably requested by the Agent, the Borrower on behalf of itself and its Subsidiaries shall provide to the Agent on behalf of itself and the Banks an updated oral status report regarding its efforts to restructure the business of the Borrower and its Subsidiaries.

     (j) The Borrower shall not make, and shall not permit any of the Credit Parties to make, any payment in respect of the Subordinated Note Indentures or other documents or instruments related thereto that is in violation of the subordination, blockage or turnover provisions of the Subordinated Note Indentures. The Borrower acknowledges receipt of the blockage letters each dated October 25, 2000 by the Agent addressed to the Bank of New York as Trustee and IBJ Schroder Bank and Trust Company with respect to the Forbearance Defaults, among others.

     (k) As set forth in Section 12.1 of the Credit Agreement, the condition precedent to the Banks making any Revolving Credit Loan and to the Agent issuing, extending or renewing any Letter of Credit that no Default or Event of Default shall have occurred and be continuing shall be waived through the Forbearance Maturity Date solely in respect of the Forbearance Defaults.

     5. CONDITIONS. The effectiveness of this Agreement shall be conditioned upon the following:

     (a) The following documents shall have been duly authorized and executed by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Agent:

          (i) this Agreement, duly executed and delivered by the Borrower, the Agent and the Banks constituting Majority Banks;

          (ii) the certificate of the secretary or assistant secretary of the Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Person executing Loan Documents to which it is a party and certifying that: (A) the articles of incorporation of such Person have not been amended, modified or repealed since the date delivered to the Agent, (B) the

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               by-laws of such Person have not been amended, modified or
               repealed since the date delivered to the Agent, and (C) attached thereto is true, correct and complete copy of resolutions duly adopted by the Board of Directors of such Person authorizing the execution and delivery of this Agreement, the docHarbor Pledge Agreement and the docHarbor Security Agreement;

          (iii)an initial 13-week cash flow projection (the "Initial Cash Flow Projection") for the Borrower and its Domestic Subsidiaries dated as of November 8, 2000 in form and substance satisfactory to the Agent and Majority Banks attached hereto as Exhibit I;

          (iv) the docHarbor Budget in form and substance satisfactory to the Agent and Majority Banks; and

          (v) such other documents, certificates and instruments as the Agent reasonably requests.

     (b) All filings and recordations that are necessary to perfect the security interests of the Banks in the property pledged as collateral pursuant to the various Security Documents shall have been received by the Agent and the Agent shall have received evidence satisfactory to Agent, that upon such filings and recordations, such security interests constitute valid and perfected first priority security interests and liens therein, subject only to Permitted Liens entitled to priority under applicable law.

     (c) Since September 15, 2000, no event which has had, or could reasonably be expected to have, a material adverse effect has occurred, except as a previously disclosed in writing to the Agent.

     (d) The Borrower shall have paid, or otherwise reimbursed the Banks for, the outstanding fees and expenses of the Bank Financial Consultant and the Agent's legal counsel presented to the Borrower up through the date of this Agreement.

     (e) The Borrower shall make a prepayment to the Agent and the Banks in the amount of $1,000,000.00 which shall be applied to the repayment of the Existing Extensions of Credit in the manner and in the order set forth in Section 3.2 of the Credit Agreement.

     6.   FEES AND EXPENSES.

     (a) The Borrower shall pay to the Agent, for distribution to the Banks executing and delivering this Agreement within the time limit established by the Agent, on a pro rata basis (based upon the ratio of the Commitment of each such consenting Bank to the total Commitments of all such consenting Banks): (i) a fee in an amount equal to 25 basis points based upon the aggregate amount of the Existing Loans and the Forbearance Loan which such fee shall be fully earned on the date first written above and shall be due and payable as follows: (A) 50% on December 31, 2000 and (B) 50% on the Forbearance Maturity Date.

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     (b)  The Borrower shall pay to the Agent, for distribution to the Banks pro rata in accordance with their Commitment Percentages, an additional fee (the "Forbearance Loan Fee") in the amount of $500,000.00 which such fee shall be fully earned as of the date of this Agreement and shall be due and payable in full on January 31, 2001; PROVIDED, HOWEVER, that the Forbearance Loan Fee shall be waived in its entirety if the principal amount outstanding and unpaid under the Forbearance Loan together with any interest related thereto is not in excess of $1,000,000.00 on January 31, 2001.

     (c) In addition to the fees and expenses set forth above, the Borrower agrees that counsel for the Agent may retain, at the sole cost of the Borrower, a financial consultant (the "Bank Financial Consultant") satisfactory to the Agent. The Borrower shall cause the Credit Parties to provide the Bank Financial Consultant with all reasonable requested access to their respective officers, senior level employees, books and records, and any Company Financial Consultant.

     (d) The Borrower will reimburse the Agent and the Banks for all reasonable professional fees and expenses as provided in the Loan Documents, including, but not limited to, this Agreement, which fees and expenses will be paid by Borrower on a monthly basis.

     7. LIMITED EFFECT OF AGREEMENT. Except as expressly provided in this Agreement, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed or otherwise construed: to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document; to prejudice any other right or rights that the Agent or the Banks, or any of them, may now have or may have in the future under or in connection with the Credit Agreement or the any Loan Documents, as such documents may be amended, restated or otherwise modified from time to time; to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with any Credit Party or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the other Loan Documents or any rights or remedies arising in favor of the Banks or the Agent, or any of them, under or with respect to any such documents; or to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among any Credit Party, on the one hand, and the Agent or any other Bank, on the other hand. Neither the requirements of good faith and fair dealing nor any other theory, concept or argument shall require any Bank to impart upon any Credit Party any further or greater benefits; to suffer any prejudice or impairment of any kind whatsoever; or to tolerate any noncompliance with this Agreement and the other Loan Documents, because each Bank has bargained for and given valuable consideration for this Agreement and the other Loan Documents and its creation of express, explicit and objective limits of what benefits each Bank is willing to provide to the Credit Parties, and what, in return, the Credit Parties are required to provide to each Bank. This Agreement and the other Loan Documents provide a clear statement of each Bank's requirements and obligations and creates an agreed upon standard of performance upon which each Bank is entitled to rely in exercising and enforcing its respective remedies under the Loan Documents.

     8.   RELEASE.

     (a) The Borrower, on behalf of itself, and each Subsidiary of the Borrower, and any Person claiming by, through, or under the Borrower, or any Subsidiary of the Borrower, acknowledges that it has no claim, counterclaim, setoff, action or cause of action of any kind or nature whatsoever ("Claims") against all or any of the Agent, the Banks or any of the Agent's or the Banks' directors, officers, employees, agents, attorneys, financial advisors, legal representatives, successors and assigns (the Agent, the Banks and their directors, officers, employees, agents, attorneys, financial advisors, legal representatives, successors and assigns are jointly and severally referred to as the "Bank Group"), that directly or indirectly arise out of or are based upon or in any manner connected with any "Prior Event" (as defined below), and the Borrower and each Subsidiary of the Borrower hereby releases the Bank Group from any liability whatsoever should any Claims nonetheless exist. As used herein the term "Prior Event" means any transaction, event, circumstances, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to or by virtue of any terms of this Agreement, the transactions referred to herein, any Loan Document or oral or written agreement relating to any of the foregoing, including without limitation any approval or acceptance given or denied.

     (b) The Borrower has been advised by counsel with respect to the release contained herein. Upon advice of such counsel, the Borrower hereby waives and relinquishes for itself and the other Persons set forth in paragraph (a) above all of the rights and benefits which they have, or may have, with respect to the Claims released under Section 1542 of the California Civil Code or any other similar statute.

     (c) The Borrower is familiar with and waives for itself and the Persons set forth in paragraph (a) above the provisions of Section 1542 of the California Civil Code which provide as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     9. REPRESENTATIONS AND WARRANTIES. By its execution hereof, the Borrower hereby certifies on behalf of itself and the other Credit Parties that each of the representations and warranties set forth in the Waiver Agreement, the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein (other than as a result of the occurrence of the Forbearance Defaults or the Borrower's failure to make interest payments due in respect of the Subordinated Note Indentures), and that as of the date hereof no Default or Event of Default (other than Events of Default occurring as a result of the occurrence of the Forbearance Defaults) has occurred and is continuing. Additionally, the Borrower represents and warrants that (a) since September 15, 2000, no event which has had, or could reasonably be expected to have, a material adverse effect has occurred, except as previously disclosed in writing to the Agent, and (b) the Borrower has no Domestic Subsidiaries except the docHarbor Subsidiary and Silicon Mountain LLC and neither of these Domestic Subsidiaries possesses any assets. Finally, the Borrower represents and warrants that the combined revenues of Xidex GmbH, Anacomp Holdings Limited, Anacomp S.A., Anacomp Italia s.r.l. and Cominformatic AG and their respective subsidiaries as of November 15, 2000 are, and through the Forbearance Maturity Date shall be, (i) no less than 80% of the total revenue of all of the Foreign Subsidiaries and (ii) no less than 120% of the total EBITDA of all of the Foreign Subsidiaries.

     10. REVERSAL OF PAYMENTS. To the extent the Borrower or any Subsidiary makes a payment or payments to the Agent for the ratable benefit of Banks pursuant to this Agreement, the Revolving Credit Notes or any other Loan Document, which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Agent.

     11. GOVERNING LAW. THIS AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES FOR ITSELF AND THE OTHER CREDIT PARTIES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES FOR ITSELF AND EACH OTHER CREDIT PARTY ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     12. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     13. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     14. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.

     15. WAIVER OF JURY TRIAL. The Borrower hereby waives for itself and each other Credit Party their respective right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Revolving Credit Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives for itself and each other Credit Party any right they may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce this Agreement or the other Loan Documents and (b) acknowledges that the Agent and the Banks have been induced to enter into this Agreement by, among other things, the acknowledgments, release and representations of the Credit Parties contained herein.

     16. NO THIRD PARTY BENEFICIARIES. This Agreement does not and shall not be construed to confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

     17. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                    BORROWER:

                                    ANACOMP, INC., an Indiana corporation


                                    By:
                                       -------------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                            --------------------------------



                            [Signature pages follow.]

                                    BANKS:

                                    FLEET NATIONAL BANK, f/k/a BankBoston, N.A., as the Agent and a Bank


                                    By:
                                       -------------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                            --------------------------------

                                    UNION BANK OF CALIFORNIA, N.A., as a Bank


                                    By:
                                       -------------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                            --------------------------------

                                    THE FUJI BANK, LIMITED, as a Bank


                                    By:
                                       -------------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                            --------------------------------

                                    KEY CORPORATE CAPITAL, INC., as a Bank


                                    By:
                                       -------------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                            --------------------------------

                                    CITY NATIONAL BANK, as a Bank


                                    By:
                                       -------------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                            --------------------------------

                                   SCHEDULE A

                              FORBEARANCE DEFAULTS

                                   SCHEDULE B

                                DOCHARBOR BUDGET

                                   SCHEDULE C

                              FOREIGN SUBSIDIARIES


                         Cominformatic AG (Switzerland)
                          Anacomp Italia s.r.l. (Italy)

                                    EXHIBIT I

                          INITIAL CASH FLOW PROJECTION